CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the report of Fitvia Corp., formerly Breezer Ventures Inc., (the "Company"), on Form 10-Q for the quarter ending June 30, 2016 as filed with the Securities and Exchange Commission (the "Report"), I, Ali Hussein El-dirani Khirdahi, Chief Executive Officer of the Company, certify, pursuant to Sect 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ali Hussein El-dirani Khirdahi

Name: Ali Hussein El-dirani Khirdahi

Title: Director, Principal Executive Officer Principal Financial Officer and Principal Accounting Officer

Dated: August 19, 2016